UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a -6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a -12

Patterson Companies, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0 -11.

Friday, December 13, 2024

Patterson’s private ownership announcement: FAQs and next steps

Earlier this week, Patterson CEO Don Zurbay sent a memo to all Patterson employees, sharing the news that Patterson has entered into an agreement to be acquired by Patient Square Capital, a dedicated health care investment firm that aims to achieve strong investment returns by partnering with growth-oriented companies and top-tier management teams whose products, services, and technologies improve health.

While we believe this transaction will have positive benefits for Patterson, its employees, and customers, it comes with a lot of questions from our employees. To help answer some of those FAQs, we published a resource to Inside/Patterson, providing details on why this decision was made, what this means financially for Patterson shareholders, and the next steps for the acquisition process. You can access these FAQs here.

Our expectation is that most information regarding the transaction will appear in our forthcoming proxy statement filing. In the meantime, there are few key points we want to reiterate to all employees:

1)

Timing: Now that a definitive agreement has been signed, we will work through the process necessary for closing the transaction. This will include preparing proxy materials and scheduling a meeting of our shareholders who will vote on the transaction, as well as making required regulatory filings. We expect the transaction to close in our fiscal fourth quarter of 2025.

2)

Focus on FY25 strategy: Our day-to-day responsibilities remain the same, stay focused on your FY25 goals. We expect Patterson to operate the same way after the transaction closes. Our purpose, vision, values, and service to our customers will remain. Simply put, the transaction involves a change in ownership from our public shareholders to a private investment firm.

3)

ESPP Program: For employees who have purchased stock through the Employee Stock Purchase Program (ESPP), the current offering period will continue and expire as planned on December 31, 2024. As with other outstanding Patterson shares, Patterson shares purchased through the ESPP will receive the merger consideration of $31.35 per share. In signing the definitive agreement, Patterson agreed that going forward from this time (1) no further offering periods will commence, including the 2025 offering period for which current participants were automatically enrolled based on ESPP elections as of December 2, 2024 and for which open enrollment began on December 9, 2024, (2) no new participants will be permitted, including for the current offering period, (3) no increase in payroll contributions may be made nor may separate nonpayroll contributions be made, (4) the accumulated contributions of participants will be used to purchase shares in accordance with the ESPP on December 31, 2024, and (5) the ESPP will cease to exist when the transaction closes.

4)

KSOP shares: Since they are now an investment option within the 401k plan, they will convert to cash within the 401k plan and reinvest in the Qualified Default Investment Asset (QDIA). This is a qualified plan and the proceeds stay in the plan. These funds will be available for reinvestment within the 401k plan. This transaction is not a distribution event, please refer to the plan document to further understand distribution from the 401k. Taxes are not applicable in this conversion. In accordance to the plan document taxes apply when a distribution event takes place.

5)	Public Information: In addition to the FAQs on Inside/Patterson, our public legal filings provide further detail related to the transaction.

We understand that this can feel like a lot of change, it is our job as people managers to communicate that we are still focused on supporting our customers and living our values.

Forward-Looking Statements

This communication contains statements that are forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include information concerning the proposed merger (“Merger”) with Paradigm Parent, LLC, a Delaware limited liability company (“Parent”), and Paradigm Merger Sub, Inc., a Minnesota corporation and a wholly owned subsidiary of Parent (“Merger Sub”) and the ability to consummate the proposed Merger, our liquidity and our possible or assumed future results of operations, including descriptions of our business strategies. These statements often include words such as “believe,” “expect,” “project,” “potential,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar words. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. We believe these assumptions are reasonable, but you should understand that these statements are not guarantees of performance or results, and our actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent releases or reports. These statements involve risks, estimates, assumptions, and uncertainties that could cause actual results to differ materially from those expressed in these statements and elsewhere in this communication. These uncertainties include, but are not limited to, the inability to consummate the Merger within the anticipated time period, or at all, due to any reason, including the failure to obtain required regulatory or shareholder approvals, satisfy the other conditions to the consummation of the Merger or complete necessary financing arrangements; the risk that the Merger disrupts our current plans and operations or diverts management’s attention from its ongoing business; the effects of the Merger on our business, operating results, and ability to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom we do business; the risk that our stock price may decline significantly if the Merger is not consummated; the nature, cost and outcome of any legal proceedings related to the Merger; our dependence on suppliers to manufacture and supply substantially all of the products we sell; potential disruption of distribution capabilities, including service issues with third-party shippers; our dependence on relationships with sales representatives and service technicians to retain customers and develop business; risks of selling private label products, including the risk of adversely affecting our relationships with suppliers; adverse changes in supplier rebates or other purchasing incentives; the risk of technological and market obsolescence for the products we sell; the risk of failing to innovate and develop new and enhanced software and e-services products; our dependence on positive perceptions of

Patterson’s reputation; risks associated with illicit human use of pharmaceutical products we distribute; risks inherent in acquiring and disposing of assets or other businesses and risks inherent in integrating acquired businesses; turnover or loss of key personnel or highly skilled employees; risks associated with information systems, software products and cyber-security attacks; risks inherent in our growing use of artificial intelligence systems to automate processes and analyze data; adverse impacts of wide-spread public health concerns as we experienced with the COVID-19 pandemic and may experience in the future; risks related to climate change; our ability to comply with restrictive covenants and other limits in our credit agreement; the risk that our governing documents and Minnesota law may discourage takeovers and business combinations; the effects of the highly competitive dental and animal health supply markets in which we compete; the effects of consolidation within the dental and animal health supply markets; risks from the formation or expansion of GPOs, provider networks and buying groups that may place us at a competitive disadvantage; exposure to the risks of the animal production business, including changing consumer demand, the cyclical livestock market, weather conditions, the availability of natural resources and other factors outside our control, and the risks of the companion animal business, including the possibility of disease adversely affecting the pet population; exposure to the risks of the health care industry, including changes in demand due to political, economic and regulatory influences and other factors outside our control; increases in over-the-counter sales and e-commerce options; risks of litigation and government inquiries and investigations, including the diversion of management’s attention, the cost of defending against such actions, the possibility of damage awards or settlements, fines or penalties, or equitable remedies (including but not limited to the revocation of or non-renewal of licenses) and inherent uncertainty; failure to comply with health care fraud or other laws and regulations; change and uncertainty in the health care industry; failure to comply with existing or future U.S. or foreign laws and regulations including those governing the distribution of pharmaceuticals and controlled substances; failure to comply with evolving data privacy laws and regulations; tax legislation; risks inherent in international operations, including currency fluctuations; and uncertain macro-economic conditions, including inflationary pressures. The foregoing review of important factors that could cause actual results to differ from expectations should not be construed as exhaustive and should be read in conjunction with the information contained or incorporated by reference herein, including, but not limited to, our Annual Report on Form 10-K for the year ended April 27, 2024 filed with the SEC on June 18, 2024 and our definitive proxy statement for our 2024 annual meeting of shareholders filed with the SEC on August 2, 2024 and our recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The information contained in this communication is made only as of the date hereof, even if subsequently made available on our website or otherwise.

Additional Information and Where to Find It

This communication relates to the proposed Merger of Parent and Merger Sub with and into Patterson. A special meeting of the shareholders of Patterson will be announced as promptly as practicable to seek shareholder approval in connection with the proposed Merger. Patterson expects to file with the SEC a proxy statement and other relevant documents in connection with the proposed Merger. Shareholders of Patterson are urged to read the definitive proxy statement and other relevant materials filed with the SEC when they become available because they will contain important information about Patterson, Parent, Merger Sub and the Merger. Shareholders may obtain a free copy of these materials (when they are available) and other documents filed by Patterson with the SEC at the SEC’s website at www.sec.gov, at Patterson’s website at www.pattersoncompanies.com or by sending a written request to our Corporate Secretary at our principal executive offices at 1031 Mendota Heights Road, St. Paul, MN 55120.

Participants in the Solicitation

Patterson, its directors and certain of its executive officers and employees may be deemed to be participants in soliciting proxies from its shareholders in connection with the Merger. Information regarding the Company’s directors and executive officers is contained in (i) the “Directors, Executive Officers and Corporate Governance,” “Executive Compensation” and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” sections of the Annual Report on Form 10-K for the year ended April 27, 2024 filed with the SEC on June 18, 2024 (https://www.sec.gov/ix?doc=/Archives/edgar/data/891024/000089102424000008/pdco-20240427.htm) and (ii) the “Item No. 1 – Election of Directors,” “Compensation Discussion and Analysis,” and “Security Ownership of Certain Beneficial Owners” section of Patterson’s definitive proxy statement for its 2024 Annual Meeting of Shareholders (the “Annual Meeting Proxy Statement”) filed with the SEC on August 2, 2024 (https://www.sec.gov/ix?doc=/Archives/edgar/data/891024/000114036124035443/pdco-20240916.htm). To the extent that holdings of Patterson’s securities have changed since the amounts set forth in the Annual Meeting Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. More detailed information regarding the identity of potential participants in the solicitation of Patterson’s shareholders in connection with the Merger, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials relating to the Merger when they are filed with the SEC. You may obtain free copies of these documents using the sources indicated above in Additional Information and Where to Find It.